Exhibit 99.1

Contact:	800 S. Douglas Road, 12th Floor
Chris Mecray, Vice President - Investor Relations	Coral Gables, Florida 33134
305-507-7304	Tel: 305-599-1800
chris.mecray@mastec.com	www.mastec.com
MasTec Reports Fourth Quarter and Full Year 2025 Financial
Results and Provides Initial 2026 Guidance
Fourth Quarter 2025 Highlights

•Record fourth quarter revenue of $3.9 billion, increased 16% year-over-year
•Record 18-month backlog of $19.0 billion, increased $2.2 billion or 13% sequentially from the third quarter of 2025
•Diluted EPS of $1.81 and Adjusted Diluted EPS of $2.07, increased 92% and 44% year-over-year, respectively
•GAAP Net Income of $153.1 million and Adjusted EBITDA of $338.2 million, increased by 81% and 25% year-over-year, respectively
Full Year 2025 Highlights
•Record full year revenue of $14.3 billion, increased 16% year-over-year, and exceeded guidance expectations
•Record 18-month backlog of $19.0 billion, increased $4.7 billion or 33% year-over-year
•Diluted EPS of $5.07 and Adjusted Diluted EPS of $6.55, increased 146% and 66% year-over-year, respectively, and exceeded guidance expectations
•GAAP Net Income of $422.0 million and Adjusted EBITDA of $1.2 billion, both full year records, increased by 112% and 14% year-over-year, respectively, and exceeded guidance expectations
Coral Gables, FL (February 26, 2026) — MasTec, Inc. (NYSE: MTZ) today announced fourth quarter and full year 2025 financial results and issued its initial 2026 guidance expectations.
"Fourth quarter and full year 2025 financial performance exceeded guidance in virtually all respects, including mid-teens growth of revenue with contribution from all segments. We were very pleased with the execution by the MasTec team across our businesses, and proud that we continue to deliver value to our customers through this period of exceptional infrastructure demand," said Jose Mas, MasTec's Chief Executive Officer. "MasTec continues to witness unprecedented demand across our energy, communications, power and infrastructure markets, and this was clearly seen in the 13% sequential growth of reported 18-month backlog at year-end to a $19 billion consolidated total." Mr. Mas added, "Our strong fourth quarter performance is a direct credit to the work of our many MasTec operating team members and their dedicated focus on delivering customer value every day. Thanks once again to all of you!"
Paul DiMarco, MasTec's Chief Financial Officer added, "MasTec reported revenue growth across all operating segments in the fourth quarter, led by the significant 50% year-over-year lift in Pipeline and by impressive 23% growth in Communications, as well as steady double-digit growth from Power Delivery and Renewables within Clean Energy and Infrastructure. Steady margin performance also enabled the solid growth in EBITDA, again an impressive result despite significant growth investments made in the business through the year." Mr. DiMarco continued, "For the full year 2026, our guidance assumes strong 19% revenue growth and 26% Adjusted EBITDA growth versus the prior year, which highlights MasTec’s overall robust growth opportunity in the coming infrastructure cycle. In addition to impressive expected organic growth, our strong balance sheet offers ample flexibility to pursue a disciplined, returns focused capital allocation strategy to further enhance growth and create shareholder value.”

Fourth Quarter 2025 Results

Dollars in millions, except per share amounts	4Q'25	4Q'24	Change
Revenue	$3,940	$3,403	15.8%
GAAP net income	$153	$85	80.7%
Adjusted net income	$173	$124	39.9%
Adjusted EBITDA	$338	$271	24.9%
Adjusted EBITDA margin	8.6%	8.0%	60 bps
GAAP diluted earnings per share	$1.81	$0.95	91.7%
Adjusted diluted earnings per share	$2.07	$1.44	43.6%
Cash provided by operating activities	$373	$472	(21.0)%
Free cash flow	$306	$440	(30.4)%
Revenue: Revenue increased by 16% in the period, including double-digit growth contribution from the Pipeline Infrastructure, Communications and Power Delivery segments.
GAAP Net Income/Net Income Margin/GAAP Diluted EPS: Improved GAAP Net Income and EPS were driven by increased year-over-year project volumes.
Adjusted EBITDA Margin: The increase in Adjusted EBITDA margin was primarily driven by a combination of improved productivity and project mix in the Pipeline Infrastructure segment, partially offset by the positive effects of certain industrial project close-outs in the fourth quarter of 2024 in the Clean Energy and Infrastructure segment that were not repeated in the fourth quarter of 2025, as well as the short-term impact of ramping new business volume in the Communications segment.
Fourth Quarter 2025 Segment Highlights
Communications

Dollars in millions, unless noted	4Q'25	4Q'24 (a)	Change
Revenue	$906.7	$739.4	22.6%
EBITDA	$77.1	$66.5	16.0%
EBITDA margin %	8.5%	9.0%	(50) bps
(a)     Recast to reflect 2025 segment changes.
Clean Energy and Infrastructure

Dollars in millions, unless noted	4Q'25	4Q'24	Change
Revenue	$1,288.2	$1,257.8	2.4%
EBITDA	$92.8	$104.3	(11.0)%
EBITDA margin %	7.2%	8.3%	(110) bps
Power Delivery

Dollars in millions, unless noted	4Q'25	4Q'24 (a)	Change
Revenue	$1,120.1	$995.9	12.5%
EBITDA	$91.9	$84.5	8.8%
EBITDA margin %	8.2%	8.5%	(30) bps
(a)     Recast to reflect 2025 segment changes.

Pipeline Infrastructure

Dollars in millions, unless noted	4Q'25	4Q'24	Change
Revenue	$643.8	$429.5	49.9%
EBITDA	$119.2	$58.5	103.8%
EBITDA margin %	18.5%	13.6%	490 bps

Full Year 2025 Results

Dollars in millions, except per share amounts	2025	2024	Change
Revenue	$14,299	$12,303	16.2%
GAAP net income	$422	$199	111.6%
Adjusted net income	$538	$348	54.5%
Adjusted EBITDA	$1,150	$1,006	14.4%
Adjusted EBITDA margin	8.0%	8.2%	(10) bps
GAAP diluted earnings per share	$5.07	$2.06	146.1%
Adjusted diluted earnings per share	$6.55	$3.95	65.8%
Cash provided by operating activities	$546	$1,122	(51.3)%
Free cash flow	$342	$1,039	(67.1)%
18-month backlog	$18,963	$14,298	32.6%
Revenue: Revenue increased by 16% in the period including double-digit growth contribution from the Communications, Power Delivery and Clean Energy and Infrastructure segments.
GAAP Net Income/Net Income Margin/GAAP Diluted EPS: Improved GAAP Net Income and EPS driven by increased year-over-year project volumes, lower depreciation expense and lower interest expense and tax rate versus the prior year.
Adjusted EBITDA Margin: The decrease in Adjusted EBITDA margin was primarily driven by reduced efficiencies and project mix within the Pipeline Infrastructure segment, as well as reduced efficiencies in the Power Delivery segment, partially offset by favorable project mix and improved efficiencies within the Clean Energy and Infrastructure segment, as well as improved efficiencies within the Communications segment.
Backlog: Strong 33% year-over-year increase with $4.7 billion incremental net additions driven by double-digit growth contribution from all four segments, most notably by the Pipeline Infrastructure and Clean Energy and Infrastructure segments, which increased by 90% and 53%, respectively. Backlog increased sequentially by 13% with a book-to-bill of 1.6x in Q4.
Full Year 2025 Segment Highlights
Communications

Dollars in millions, unless noted	2025	2024 (a)	Change
Revenue	$3,339.1	$2,524.2	32.3%
EBITDA	$309.5	$220.1	40.6%
EBITDA margin %	9.3%	8.7%	50 bps
(a)     Recast to reflect 2025 segment changes.
Clean Energy and Infrastructure

Dollars in millions, unless noted	2025	2024	Change
Revenue	$4,699.6	$4,092.1	14.8%
EBITDA	$348.6	$257.0	35.6%
EBITDA margin %	7.4%	6.3%	110 bps

Power Delivery

Dollars in millions, unless noted	2025	2024 (a)	Change
Revenue	$4,176.1	$3,612.7	15.6%
EBITDA	$338.8	$301.3	12.5%
EBITDA margin %	8.1%	8.3%	(20) bps
(a)     Recast to reflect 2025 segment changes.
Pipeline Infrastructure

Dollars in millions, unless noted	2025	2024	Change
Revenue	$2,137.8	$2,133.6	0.2%
EBITDA	$317.9	$389.4	(18.4)%
EBITDA margin %	14.9%	18.3%	(340) bps
2026 Financial Guidance Update

Dollars in millions, except per share amounts	1Q'26 E	Full Year 2026 E
Revenue	$3,475	$17,000
GAAP net income	$55	$566
Adjusted net income	$89	$707
Adjusted EBITDA	$245	$1,450
Adjusted EBITDA margin	7.1%	8.5%
GAAP diluted earnings per share	$0.57	$6.62
Adjusted diluted earnings per share	$1.00	$8.40

Conference Call
MasTec will host a webcast of its quarterly earnings call to discuss these results on Friday, February 27, 2026 at 9:00 a.m. ET, which can be accessed through the Investors section of MasTec's website at www.mastec.com. A replay of the webcast also will be available following the live event. The slide presentation that accompanies the conference call will also be posted on the MasTec Investors page.
About MasTec
MasTec, Inc. is a leading North American infrastructure engineering and construction company focused primarily on engineering, building, installation, maintenance and upgrade of communications, energy and utility and other infrastructure. MasTec primarily operates under four business segments including Communications, serving both wireless and wireline/fiber infrastructure; Power Delivery, serving primarily utility customers in transmission and distribution markets; Pipeline Infrastructure serving energy and other customers with installation and maintenance services primarily for natural gas pipeline and distribution infrastructure; and Clean Energy and Infrastructure, providing renewable energy engineering and construction services, as well as for heavy civil and other industrial infrastructure markets. Learn more at www.mastec.com.

Consolidated Statements of Operations
(unaudited - in thousands, except per share information)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$3,939,800	$3,403,101	$14,299,171	$12,303,464
Costs of revenue, excluding depreciation and amortization	3,431,456	2,966,594	12,506,437	10,675,987
Depreciation	77,896	76,996	295,892	366,765
Amortization of intangible assets	33,148	38,184	131,190	139,853
General and administrative expenses	189,136	183,017	713,009	684,508
Interest expense, net	44,648	43,587	172,985	193,266
Equity in earnings of unconsolidated affiliates, net	(8,053)	(8,075)	(31,964)	(30,228)
Loss on extinguishment of debt	—	—	—	11,344
Other (income) expense, net	(2,471)	6,367	(3,776)	11,006
Income before income taxes	$174,039	$96,431	$515,398	$250,963
Provision for income taxes	(20,982)	(11,730)	(93,384)	(51,542)
Net income	$153,057	$84,702	$422,014	$199,421
Net income attributable to non-controlling interests	10,343	9,962	22,972	36,633
Net income attributable to MasTec, Inc.	$142,713	$74,740	$399,042	$162,788

Earnings per share:
Basic earnings per share	$1.83	$0.96	$5.12	$2.09
Basic weighted average common shares outstanding	77,892	78,185	77,866	78,049

Diluted earnings per share	$1.81	$0.95	$5.07	$2.06
Diluted weighted average common shares outstanding	78,723	79,053	78,694	78,880

Consolidated Balance Sheets
(unaudited - in thousands)

	December 31, 2025	December 31, 2024
Assets
Current assets	$4,329,079	$3,652,530
Property and equipment, net	1,728,470	1,548,916
Operating lease right-of-use assets	457,270	396,151
Goodwill, net	2,248,992	2,203,077
Other intangible assets, net	656,248	727,366
Other long-term assets	503,483	447,235
Total assets	$9,923,542	$8,975,275
Liabilities and equity
Current liabilities	$3,271,045	$2,999,699
Long-term debt, including finance leases	2,176,372	2,038,017
Long-term operating lease liabilities	292,839	261,303
Deferred income taxes	478,156	362,772
Other long-term liabilities	370,609	326,141
Total liabilities	$6,589,021	$5,987,932
Total equity	$3,334,521	$2,987,343
Total liabilities and equity	$9,923,542	$8,975,275
Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Year Ended December 31,
	2025	2024
Net cash provided by operating activities	$545,714	$1,121,625
Net cash used in investing activities	(267,245)	(157,490)
Net cash used in financing activities	(283,438)	(1,090,234)
Effect of currency translation on cash	1,096	(3,559)
Net decrease in cash and cash equivalents	$(3,873)	$(129,658)
Cash and cash equivalents - beginning of period	$399,903	$529,561
Cash and cash equivalents - end of period	$396,030	$399,903

Backlog by Reportable Segment (unaudited - in millions)	December 31, 2025	September 30, 2025	December 31, 2024 (a)
Communications	$5,483	$5,055	$4,571
Clean Energy and Infrastructure	6,506	5,026	4,244
Power Delivery	5,579	5,128	4,748
Pipeline Infrastructure	1,395	1,571	735
Other	—	—	—
Estimated 18-month backlog	$18,963	$16,780	$14,298
(a)     Recast to reflect 2025 segment changes.
Backlog is a common measurement used in our industry. Our methodology for determining backlog may not, however, be comparable to the methodologies used by others. Estimated backlog represents the amount of revenue we expect to realize over the next 18 months from future work on uncompleted construction contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. Our estimated backlog also includes amounts under master service and other service agreements and our proportionate share of estimated revenue from proportionately consolidated non-controlled contractual joint ventures. Estimated backlog for work under master service and other service agreements is determined based on historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

	Three Months Ended December 31,		Year Ended December 31,
Segment Information	2025	2024 (a)	2025	2024 (a)
Revenue by Reportable Segment
Communications	$906.7	$739.4	$3,339.1	$2,524.2
Clean Energy and Infrastructure	1,288.2	1,257.8	4,699.6	4,092.1
Power Delivery	1,120.1	995.9	4,176.1	3,612.7
Pipeline Infrastructure	643.8	429.5	2,137.8	2,133.6
Other	—	—	—	—
Eliminations	(19.1)	(19.5)	(53.4)	(59.1)
Consolidated revenue	$3,939.8	$3,403.1	$14,299.2	$12,303.5

	Three Months Ended December 31,				Year Ended December 31,
Adjusted EBITDA and EBITDA Margin by Segment	2025		2024 (a)		2025		2024 (a)
EBITDA	$329.7	8.4%	$255.2	7.5%	$1,115.5	7.8%	$950.8	7.7%
Non-cash stock-based compensation expense (b)	8.4	0.2%	8.6	0.3%	34.0	0.2%	32.7	0.3%
Loss on extinguishment of debt (b)	—	—%	—	—%	—	—%	11.3	0.1%
Changes in fair value of acquisition-related contingent items (b)	0.1	0.0%	7.1	0.2%	0.7	0.0%	10.7	0.1%
Adjusted EBITDA	$338.2	8.6%	$270.9	8.0%	$1,150.1	8.0%	$1,005.6	8.2%
Segment:
Communications	$77.1	8.5%	$66.5	9.0%	$309.5	9.3%	$220.1	8.7%
Clean Energy and Infrastructure	92.8	7.2%	104.3	8.3%	348.6	7.4%	257.0	6.3%
Power Delivery	91.9	8.2%	84.5	8.5%	338.8	8.1%	301.3	8.3%
Pipeline Infrastructure	119.2	18.5%	58.5	13.6%	317.9	14.9%	389.4	18.3%
Other	8.5	NM	9.0	NM	30.8	NM	26.2	NM
Segment Total	$389.5	9.9%	$322.7	9.5%	$1,345.6	9.4%	$1,194.1	9.7%
Corporate	(51.3)	—	(51.8)	—	(195.5)	—	(188.5)	—
Adjusted EBITDA	$338.2	8.6%	$270.9	8.0%	$1,150.1	8.0%	$1,005.6	8.2%
NM - Percentage is not meaningful
(a)    Recast to reflect 2025 segment changes.
(b)    Non-cash stock-based compensation expense, loss on extinguishment of debt and changes in fair value of acquisition-related contingent items are included within Corporate EBITDA.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

	Three Months Ended December 31,				Year Ended December 31,
EBITDA and Adjusted EBITDA Reconciliation	2025		2024		2025		2024
Net income	$153.1	3.9%	$84.7	2.5%	$422.0	3.0%	$199.4	1.6%
Interest expense, net	44.6	1.1%	43.6	1.3%	173.0	1.2%	193.3	1.6%
Provision for income taxes	21.0	0.5%	11.7	0.3%	93.4	0.7%	51.5	0.4%
Depreciation	77.9	2.0%	77.0	2.3%	295.9	2.1%	366.8	3.0%
Amortization of intangible assets	33.1	0.8%	38.2	1.1%	131.2	0.9%	139.9	1.1%
EBITDA	$329.7	8.4%	$255.2	7.5%	$1,115.5	7.8%	$950.8	7.7%
Non-cash stock-based compensation expense	8.4	0.2%	8.6	0.3%	34.0	0.2%	32.7	0.3%
Loss on extinguishment of debt	—	—%	—	—%	—	—%	11.3	0.1%
Changes in fair value of acquisition-related contingent items	0.1	0.0%	7.1	0.2%	0.7	0.0%	10.7	0.1%
Adjusted EBITDA	$338.2	8.6%	$270.9	8.0%	$1,150.1	8.0%	$1,005.6	8.2%

	Three Months Ended December 31,		Year Ended December 31,
Adjusted Net Income Reconciliation	2025	2024	2025	2024
Net income	$153.1	$84.7	$422.0	$199.4
Adjustments:
Non-cash stock-based compensation expense	8.4	8.6	34.0	32.7
Amortization of intangible assets	33.1	38.2	131.2	139.9
Loss on extinguishment of debt	—	—	—	11.3
Changes in fair value of acquisition-related contingent items	0.1	7.1	0.7	10.7
Total adjustments, pre-tax	$41.6	$53.9	$165.9	$194.6
Income tax effect of adjustments (a)	(16.3)	(13.7)	(44.7)	(44.8)
Statutory and other tax rate effects (b)	(5.0)	(0.9)	(5.0)	(0.9)
Adjusted net income	$173.4	$124.0	$538.2	$348.3
Net income attributable to non-controlling interests	10.3	10.0	23.0	36.6
Adjusted net income attributable to MasTec, Inc.	$163.1	$114.0	$515.2	$311.7

	Three Months Ended December 31,		Year Ended December 31,
Adjusted Diluted Earnings per Share Reconciliation	2025	2024	2025	2024
Diluted earnings per share	$1.81	$0.95	$5.07	$2.06
Adjustments:
Non-cash stock-based compensation expense	0.11	0.11	0.43	0.41
Amortization of intangible assets	0.42	0.48	1.67	1.77
Loss on extinguishment of debt	—	—	—	0.14
Changes in fair value of acquisition-related contingent items	0.00	0.09	0.01	0.14
Total adjustments, pre-tax	$0.53	$0.68	$2.11	$2.47
Income tax effect of adjustments (a)	(0.21)	(0.17)	(0.57)	(0.57)
Statutory and other tax rate effects (b)	(0.06)	(0.01)	(0.06)	(0.01)
Adjusted diluted earnings per share	$2.07	$1.44	$6.55	$3.95
(a)    Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.
(b)    Represents the effects of statutory and other tax rate changes for the three months and years ended December 31, 2025 and 2024.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

	Year Ended December 31,
Calculation of Net Debt	2025	2024
Current portion of long-term debt, including finance leases	$154.3	$186.1
Long-term debt, including finance leases	2,176.4	2,038.0
Total Debt	$2,330.7	$2,224.1
Less: cash and cash equivalents	(396.0)	(399.9)
Net Debt	$1,934.7	$1,824.2

	Year Ended December 31,
Free Cash Flow Reconciliation	2025	2024
Net cash provided by operating activities	$545.7	$1,121.6
Capital expenditures	(260.0)	(148.9)
Proceeds from sales of property and equipment	56.3	66.0
Free cash flow	$342.0	$1,038.8

EBITDA and Adjusted EBITDA Reconciliation	Guidance for the Year Ended December 31, 2026 Est.		For the Year Ended December 31, 2025		For the Year Ended December 31, 2024
Net income	$566	3.3%	$422.0	3.0%	$199.4	1.6%
Interest expense, net	170	1.0%	173.0	1.2%	193.3	1.6%
Provision for income taxes	179	1.1%	93.4	0.7%	51.5	0.4%
Depreciation	350	2.1%	295.9	2.1%	366.8	3.0%
Amortization of intangible assets	147	0.9%	131.2	0.9%	139.9	1.1%
EBITDA	$1,412	8.3%	$1,115.5	7.8%	$950.8	7.7%
Non-cash stock-based compensation expense	38	0.2%	34.0	0.2%	32.7	0.3%
Loss on extinguishment of debt	—	—%	—	—%	11.3	0.1%
Changes in fair value of acquisition-related contingent items	—	—%	0.7	0.0%	10.7	0.1%
Adjusted EBITDA	$1,450	8.5%	$1,150.1	8.0%	$1,005.6	8.2%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

Adjusted Net Income Reconciliation	Guidance for the Year Ended December 31, 2026 Est.	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Net income	$566	$422.0	$199.4
Adjustments:
Non-cash stock-based compensation expense	38	34.0	32.7
Amortization of intangible assets	147	131.2	139.9
Loss on extinguishment of debt	—	—	11.3
Changes in fair value of acquisition-related contingent items	—	0.7	10.7
Total adjustments, pre-tax	$185	$165.9	$194.6
Income tax effect of adjustments (a)	(44)	(44.7)	(44.8)
Statutory and other tax rate effects (b)	—	(5.0)	(0.9)
Adjusted net income	$707	$538.2	$348.3
Net income attributable to non-controlling interests	45	23.0	36.6
Adjusted net income attributable to MasTec, Inc.	$662	$515.2	$311.7

Adjusted Diluted Earnings per Share Reconciliation	Guidance for the Year Ended December 31, 2026 Est.	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Diluted earnings per share	$6.62	$5.07	$2.06
Adjustments:
Non-cash stock-based compensation expense	0.48	0.43	0.41
Amortization of intangible assets	1.86	1.67	1.77
Loss on extinguishment of debt	—	—	0.14
Changes in fair value of acquisition-related contingent items	—	0.01	0.14
Total adjustments, pre-tax	$2.34	$2.11	$2.47
Income tax effect of adjustments (a)	(0.56)	(0.57)	(0.57)
Statutory and other tax rate effects (b)	—	(0.06)	(0.01)
Adjusted diluted earnings per share	$8.40	$6.55	$3.95
(a)    Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.
(b)    Represents the effects of statutory and other tax rate changes for the three months and years ended December 31, 2025 and 2024.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

EBITDA and Adjusted EBITDA Reconciliation	Guidance for the Three Months Ended March 31, 2026 Est.		For the Three Months Ended March 31, 2025
Net income	$55	1.6%	$12.3	0.4%
Interest expense, net	44	1.3%	39.0	1.4%
Provision for (benefit from) income taxes	17	0.5%	(3.4)	(0.1)%
Depreciation	84	2.4%	76.2	2.7%
Amortization of intangible assets	37	1.1%	32.6	1.1%
EBITDA	$237	6.8%	$156.8	5.5%
Non-cash stock-based compensation expense	8	0.2%	6.9	0.2%
Changes in fair value of acquisition-related contingent items	—	—%	(0.1)	(0.0)%
Adjusted EBITDA	$245	7.1%	$163.7	5.7%

Adjusted Net Income Reconciliation	Guidance for the Three Months Ended March 31, 2026 Est.	For the Three Months Ended March 31, 2025
Net income	$55	$12.3
Adjustments:
Non-cash stock-based compensation expense	8	6.9
Amortization of intangible assets	37	32.6
Changes in fair value of acquisition-related contingent items	—	(0.1)
Total adjustments, pre-tax	$45	$39.5
Income tax effect of adjustments (a)	(11)	(9.4)
Adjusted net income	$89	$42.4
Net income attributable to non-controlling interests	10	2.4
Adjusted net income attributable to MasTec, Inc.	$79	$40.0

Adjusted Diluted Earnings per Share Reconciliation	Guidance for the Three Months Ended March 31, 2026 Est.	For the Three Months Ended March 31, 2025
Diluted earnings per share	$0.57	$0.13
Adjustments:
Non-cash stock-based compensation expense	0.10	0.09
Amortization of intangible assets	0.47	0.41
Changes in fair value of acquisition-related contingent items	—	(0.00)
Total adjustments, pre-tax	$0.57	$0.50
Income tax effect of adjustments (a)	(0.14)	(0.12)
Adjusted diluted earnings per share	$1.00	$0.51
(a)    Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

The tables may contain slight summation differences due to rounding.
MasTec uses EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin, as well as Adjusted Net Income, Adjusted Net Income attributable to MasTec, Inc., Adjusted Diluted Earnings Per Share, Net Debt and Free Cash Flow, to evaluate our performance, both internally and as compared with its peers, because these measures exclude certain items that may not be indicative of its core, or underlying, operating results, as well as items that can vary widely across different industries or among companies within the same industry. MasTec believes that these adjusted measures provide a baseline for analyzing trends in its underlying business. MasTec believes that these non-U.S. GAAP financial measures provide meaningful information and help investors understand its financial results and assess its prospects for future performance. Because non-U.S. GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-U.S. GAAP financial measures having the same or similar names. These financial measures should not be considered in isolation from, as substitutes for, or alternative measures of, reported net income or diluted earnings per share, net income as a percentage of revenue or total debt or net cash provided by operating activities, and should be viewed in conjunction with the most comparable U.S. GAAP financial measures and the provided reconciliations thereto. MasTec believes these non-U.S. GAAP financial measures, when viewed together with its U.S. GAAP results and related reconciliations, provide a more complete understanding of its business. Investors are strongly encouraged to review MasTec's consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include, but are not limited to, statements relating to expectations regarding the future financial and operational performance of MasTec; expectations regarding MasTec’s business or financial outlook; expectations regarding MasTec’s plans, strategies and opportunities; expectations regarding opportunities, technological developments, competitive positioning, future economic conditions and other trends in particular markets or industries; the impact of inflation on MasTec’s costs and the ability to recover increased costs, as well as other statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors in addition to those mentioned above, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Other factors that might cause such a difference include, but are not limited to: our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; market conditions, including rising or elevated levels of inflation or interest rates, regulatory or policy changes, including permitting processes, tax incentives and government funding programs that affect us or our customers’ industries, access to capital, material and labor costs, supply chain issues and technological developments, all of which may affect demand for our services; changes to governmental programs and spending policies, including potential changes to the amounts provided for under the Infrastructure Investment and Jobs Act and/or Inflation Reduction Act, including the potential for reduced support for renewable energy projects, changes in U.S or foreign tax laws, statutes, rules, regulations or ordinances, including the impact of, and changes to, tariffs, including the effects of tariffs imposed on oil and gas imported from Canada, tariffs imposed on goods imported from China, including steel and solar panels, and tariffs on all steel and aluminum imports into the United States, or trade policies affecting macroeconomic conditions, including inflation, as well as, the industries we serve and related projects and expenditures that may adversely impact our future financial position or results of operations; risks related to governmental regulation, including uncertainties from the change in the U.S. federal administration; project delays due to permitting processes, compliance with environmental and other regulatory requirements and challenges to the granting of project permits, which could cause increased costs and delayed or reduced revenue; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including potential economic downturns, inflationary issues, tariff effects, the availability and cost of financing, supply chain disruptions, climate-related matters, customer consolidation in the industries we serve and/or the effects of public health matters; activity in the industries we serve and the impact on the expenditure levels of our customers of, among other items, fluctuations in commodity prices, including for fuel and energy sources, fluctuations in the cost of materials, labor, supplies or equipment, and/or supply-related issues that affect availability or cause delays for such items; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; risks related to completed or potential acquisitions, including our ability to integrate acquired businesses within expected timeframes, including their business operations, internal controls and/or systems, which may be found to have material weaknesses, and our ability to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, as well as the risk of potential asset impairment charges and write-downs of goodwill; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, our ability to enforce any noncompetition agreements, and our ability to maintain a workforce based upon current and anticipated workloads; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the adequacy of our insurance, legal and other reserves; adverse climate and weather events, such as the risk of wildfires, that increase operational and legal risks in certain locations where we perform services, could increase the potential liability and related costs associated with such operations; the highly competitive nature of our industry and the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; the effect of state and federal regulatory initiatives, including risks related to and the costs of compliance with existing and potential future sustainability requirements, including with respect to climate-related matters; the timing and extent of fluctuations in operational, geographic and weather factors, including from climate-related events, that affect our customers, projects and the industries in which we operate; requirements of and restrictions imposed by our credit facility, term loans, senior notes and any future loans or securities; systems and information technology interruptions and/or data security breaches that could adversely affect our ability to operate, our operating results, our data security or our reputation, or other cybersecurity-related matters; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks associated with potential environmental issues and other hazards from our operations; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks related to our strategic arrangements, including our equity investments; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience, including as a result of shares we may issue as purchase consideration in connection with acquisitions, or as a result of other stock issuances; our ability to obtain performance and surety bonds; risks associated with operating in or expanding into additional international markets, including risks from increased tariffs, fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities; risks associated with our internal controls over financial reporting; risks related to a small number of our existing shareholders having the ability to influence major corporate decisions, as well as other risks detailed in our filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in our filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this press release to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.